Exhibit 5.1

Skadden, Arps, Slate, Meagher & Flom LLP

300 South Grand Avenue, Suite 3400

Los Angeles, California 90071

June     , 2004

Educate, Inc.

1001 Fleet Street

Baltimore, Maryland 21202

Re:	Educate, Inc.
Registration Statement on Form S-1
(File No. 333-115496)

Ladies and Gentlemen:

We have acted as special counsel to Educate, Inc., a Delaware corporation (the “Company”), in connection with its filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-1 (File No. 333-115496) and all amendments thereto (such registration statement, as so amended through the date hereof, being hereinafter referred to as the “Registration Statement”), with respect to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of up to              shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), to be sold by the Company (including              shares subject to an over-allotment option, the “Primary Shares”) and up to              shares of the Common Stock (the “Secondary Shares”) to be sold by certain selling stockholders (the “Selling Stockholders”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following: (i) the Registration Statement; (ii) the form of Underwriting Agreement (the “Underwriting Agreement”) proposed to be entered into by and among the Company, as issuer, Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., Legg Mason Wood Walker Incorporated and ThinkEquity Partners LLC, as representatives of the several underwriters named therein (the “Underwriters”), and the Selling Stockholders, filed as an exhibit to the Registration Statement; (iii) a specimen certificate evidencing the Common Stock; (iv) the form of Amended and Restated Certificate of Incorporation of the Company, to be filed

Educate, Inc.

June     , 2004

with the Secretary of State of the State of Delaware (the “Certificate of Incorporation”); (vi) the form of Amended and Restated By-laws of the Company; and (vii) certain resolutions of the Board of Directors of the Company. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. In rendering the opinions set forth below, we have assumed that the Board of Directors of the Company and its stockholders will approve the Certificate of Incorporation and that the Certificate of Incorporation will be duly filed with the Secretary of State of the State of Delaware. In rendering the opinion set forth in paragraph 1 below, we have assumed that the Primary Shares will be issued and sold as contemplated by the Registration Statement. In rendering the opinion set forth in paragraph 2 below, we have assumed that the Company received the entire amount of the consideration contemplated by the resolutions of the Board of Directors of the Company authorizing the issuance of the Secondary Shares. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and of public officials.

We do not express any opinion as to any laws other than the corporate law of the State of Delaware, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.

Based upon and subject to the foregoing, we are of the opinion that:

1.    The Primary Shares will be duly authorized, validly issued, fully paid and nonassessable when approved by the Pricing Committee of the Board of Directors of the Company and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement.

2.    The Secondary Shares have been duly authorized and validly issued and are fully paid and nonassessable.

Educate, Inc.

June     , 2004

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,